Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T 617 588-5555 F 617 588-5554 www.vcel.com

Vericel Announces Preliminary Second Quarter 2020 Financial Results and
Provides Business Updates

Second Quarter Net Product Revenues Expected to be Approximately $20 Million

CAMBRIDGE, Mass., July 9, 2020 (GLOBE NEWSWIRE) — Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today announced preliminary financial results for the quarter ended June 30, 2020, and provided business updates.

Preliminary Second Quarter Financial Results

•	Preliminary total net product revenues for the second quarter are expected to be approximately $20 million, including approximately $15 million of MACI® (autologous cultured chondrocytes on porcine collagen membrane) net revenue and approximately $5 million of Epicel® (cultured epidermal autografts) net revenue;
•	Total net product revenues for the second quarter decreased approximately 23% compared to the second quarter of 2019, with MACI net revenue decreasing approximately 27% and Epicel net revenue decreasing approximately 8% compared to the second quarter of 2019;
•	Total net product revenues, which declined approximately 78% in April and 32% in May compared to the same periods in 2019, increased approximately 30% in June compared to June 2019;
•	Total net product revenues for the first half of 2020 decreased approximately 2% compared to the first half of 2019, with MACI net revenue decreasing approximately 5% and Epicel net revenue increasing approximately 7% compared to the first half of 2019; and
•	As of June 30, 2020, the company had approximately $81 million in cash and investments and no debt.

Second Quarter Business Updates

•	MACI implants, which declined approximately 84% in April and 37% in May compared to the same periods in 2019, increased approximately 21% in June compared June 2019;
•	MACI biopsies declined approximately 79% in April and 22% in May compared to the same periods in 2019, and increased approximately 23% in June compared June 2019;

•	Approximately 70% of scheduled MACI cases that were cancelled in the first half of 2020 due to the COVID-19 pandemic have been rescheduled, with over 50% of the cancelled cases completed by the end of the second quarter;
•	Epicel graft volume, which declined 70% in April, increased approximately 20% in the May through June period compared to the same period in 2019; and
•	Epicel biopsies increased by approximately 6% in the second quarter compared to the second quarter of 2019.

“We saw a very strong recovery for MACI during the second quarter as restrictions on elective surgeries were lifted across the country,” said Nick Colangelo, President and CEO of Vericel.  “While considerable uncertainties related to COVID-19 remain, absent a significant resurgence in restrictions related to COVID-19 we expect growth for MACI in the third quarter, albeit at a more moderate rate compared to pre-COVID-19 levels given the decline in MACI biopsies in April and May.  We will continue to monitor the evolving landscape and we look forward to updating investors on our second quarter earnings call.”

The company will host a webcast and conference call to discuss its second quarter 2020 financial results and business highlights on August 5, 2020 at 8:30am Eastern Time.

About Vericel Corporation

Vericel is a leader in advanced therapies for the sports medicine and severe burn care markets. The company markets two cell therapy products in the United States. MACI® (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel® (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full-thickness burns greater than or equal to 30% of total body surface area. The company also holds an exclusive license for North American commercial rights to NexoBrid®, a registration-stage biological orphan product for debridement of severe thermal burns. For more information, please visit the company’s website at www.vcel.com.

Epicel® and MACI® are registered trademarks of Vericel Corporation. NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation. © 2020 Vericel Corporation. All rights reserved.

Preliminary and Unaudited Nature of Reported Results

Our revenue expectations for the second quarter, as well as our estimates concerning cash and investments are preliminary, unaudited and are subject to adjustment in the course of our ongoing internal control and review procedures.

Forward-Looking Statements

Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that may result in differences are the inherent uncertainties associated with our expectations concerning expected revenue results for the second quarter of 2020 and estimates of our cash and investments as of June 30, 2020.  Vericel’s revenue expectations for the second quarter, as well as its estimates concerning cash and investments are preliminary, unaudited and are subject to adjustment in the course of our ongoing internal review.  Our internal control procedures over financial reporting have not yet been completed and, therefore, the change in revenue and cash and investments as described herein have not been evaluated under our internal control framework.  Additional factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to uncertainties associated with the scope, scale and duration of the impact of the COVID-19 pandemic, growth in revenues for MACI and Epicel, the expected target surgeon audience, the estimate of the commercial growth potential of our products and product candidates, potential fluctuations in sales and volumes and our results of operations over the course of the year, competitive developments, market demand for our products, changes in third party coverage and reimbursement, and our ability to supply or meet customer demand for our products.

With respect to COVID-19, we are currently unable to reasonably estimate the specific extent, or duration, of the impact of the COVID-19 outbreak on our business, financial and operating results. We are also unable to predict how the outbreak will affect the pace with which state and local governments lift restrictions on the performance of elective surgical procedures or whether additional such restrictions may be imposed by states in the future, the availability of physicians and/or their treatment prioritizations or the impact of the outbreak on the overall healthcare infrastructure. In addition, some patients who have cancelled or postponed surgeries may not reschedule cases in a timely fashion, or at all. Other disruptions or potential disruptions include restrictions on the ability of Company personnel to travel and access customers for training, promotion and case support, and additional government-imposed quarantines and requirements to “shelter at home” or other incremental mitigation efforts that may impact our ability to source supplies for our operations or our ability or capacity to manufacture, sell and support the use of our products. The total impact of these disruptions could have a material impact on the Company’s financial condition, cash flows and results of operations.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (“SEC”) on February 25, 2020, Vericel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020, and in other filings with the SEC.  These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Investor Contacts:

Lee Stern

Solebury Trout

lstern@troutgroup.com

+1 (646) 378-2922